Exhibit 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on December 18, 2012. Except as otherwise noted below, all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

NATURE OF TRANSACTION	DATE OF TRANSACTION	AMOUNT OF SECURITIES		PRICE PER SHARE / PREMIUM PER OPTION
Corvex – Open Market Purchase	11/14/2012	220,000		$41.61
Corvex – Open Market Purchase	11/14/2012	50,000		$41.64
Corvex – Open Market Purchase	11/14/2012	80,000		$41.68
Corvex – Open Market Purchase	12/18/2012	320,000		$45.74
Corvex – Open Market Purchase	12/18/2012	280,000		$45.72
Corvex – Purchase of Call Options	10/18/2012	400,000	(1)	$1.06	(2)
Corvex – Purchase of Call Options	10/23/2012	350,000	(1)	$1.03	(2)
Corvex – Purchase of Call Options	10/18/2012	195,000	(3)	$13.53	(4)
Corvex – Purchase of Call Options	10/24/2012	300,000	(3)	$13.15	(4)
Corvex – Sale of Call Options	11/14/2012	350,000	(1)	$2.175	(9)
Corvex – Sale of Call Options	12/18/2012	400,000	(1)	$4.175	(9)
Corvex – Sale of Put Options	10/18/2012	400,000	(5)	$1.04	(6)
Corvex – Sale of Put Options	10/23/2012	350,000	(5)	$1.12	(6)
Corvex – Sale of Put Options	10/18/2012	195,000	(7)	$0.01	(8)
Corvex – Sale of Put Options	10/24/2012	300,000	(7)	$0.01	(8)
Corvex – Purchase of Put Options	11/14/2012	350,000	(5)	$0.50	(10)
Corvex – Purchase of Put Options	12/18/2012	400,000	(5)	$0.10	(10)
Corvex – Exercise of Call Options	12/18/2012	8,372,000	(11)	$25.00

(1)	Represents shares underlying American-style listed call options purchased or sold, as applicable, in the open market. These call options expire on January 19, 2013.
(2)	This amount represents the cost of an applicable American-style listed call option to purchase one Share. The per share exercise price of these call options is $42.00.
(3)	Represents shares underlying American-style call options purchased in the over the counter market. These call options expire on September 30, 2013.
(4)	This amount represents the cost of an applicable American-style call option to purchase one Share. The per share exercise price of these call options is $25.00. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.

(5)	Represents shares underlying American-style listed put options sold or covered, as applicable, in the open market. These put options expire on January 19, 2013.
(6)	This amount represents the proceeds received from an applicable American-style listed put option to sell one Share. The per share exercise price of these put options is $36.00.
(7)	Represents shares underlying European-style put options sold in the over the counter market. These put options expire on the earlier of September 30, 2013 or the date on which the corresponding American-style call option described above in footnote 3 is exercised.
(8)	This amount represents the proceeds received from an applicable European-style put option to sell one Share. The per share exercise price of these put options is $25.00. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.
(9)	This amount represents the proceeds of an applicable American-style listed call option to sell one Share. The per share exercise price of these call options is $42.00.
(10)	This amount represents the cost of an applicable American-style listed put option to purchase to cover one Share. The per share exercise price of these put options is $36.00.
(11)	Corvex exercised its over the counter market American-style call options referencing an aggregate of 8,372,000 Shares. Upon exercise of such American-style call options, the over the counter market European-style put options held by Corvex referencing an aggregate of 8,372,000 Shares expired.